Exhibit 99.1

Contact:	Dave Farmer
508-293-7206
dave.farmer@emc.com

EMC Reports First-Quarter 2014 Financial Results

Highlights:
●	EMC exceeds Q1 revenue outlook by more than $80 million
●	EMC meets Q1 GAAP EPS outlook and exceeds Q1 non-GAAP EPS outlook[1] by $0.01
●	EMC increases quarterly dividend by 15%
●	EMC consolidated Q1 revenue growth of 2% year over year
●	Emerging Storage business Q1 revenue up 81% year over year
●	Pivotal Q1 revenue up 41% year over year
●	VMware Q1 revenue increases 16% year over year

HOPKINTON, Mass. - April 23, 2014 - EMC Corporation (NYSE:EMC) today reported first-quarter 2014 financial results. First-quarter revenue was $5.5 billion, an increase of 2% compared with the year-ago quarter. First-quarter GAAP net income attributable to EMC was $392 million and first-quarter GAAP earnings per weighted average diluted share was $0.19. First-quarter non-GAAP2 net income attributable to EMC was $728 million and first-quarter non-GAAP2 earnings per weighted average diluted share was $0.35.

During the first quarter, EMC exceeded its first-quarter revenue outlook by more than $80 million; met outlook for GAAP earnings per weighted average diluted share and exceeded outlook1 for non-GAAP earnings per weighted average diluted share by $0.01; generated $1.3 billion in operating cash flow and $946 million in free cash flow3; and ended the first quarter with $15.3 billion in cash and investments.

In addition, EMC’s Board of Directors approved a 15% increase in the quarterly cash dividend paid to EMC shareholders. The first increased dividend of $0.115 per share of common stock will be paid on July 23, 2014 to shareholders of record as of the close of business on July 1, 2014.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “In a time of shifting market dynamics, EMC continued to generate revenue growth through our EMC Federation strategy across EMC Information Infrastructure, VMware and Pivotal. Customers are embracing these foundational and transformative technologies as core to their ability not only to maximize their existing infrastructures for many years to come, but to redefine their businesses as they seek new ways to generate growth and customer value. EMC is extremely well equipped to help our customers flourish in this next wave of computing, or what many call the Third Platform of IT.”

David Goulden, CEO of EMC Information Infrastructure and EMC’s Chief Financial Officer, said, “EMC is at the threshold of expansive opportunity. While planned business practice changes had a negative impact on year-over-year revenue and EPS growth in the quarter, we are very confident we are on the right track with our Federation model and technologies. With our strong foothold in Second Platform environments and some of the most exciting IT assets in the industry helping us propel customers to the Third Platform of IT, EMC is well positioned to meet our stated 2014 targets.”

First-Quarter Highlights

For the first quarter, revenue from the EMC Information Infrastructure business declined 3%. Within this, EMC’s Information Storage business declined 3% and, excluding EMC’s High-end Storage business4, increased 6% year over year. EMC’s Emerging Storage business5 revenue growth accelerated to 81% year over year, propelled by a number of products including EMC XtremIO all-flash storage, EMC ViPR software-defined storage, EMC Atmos distributed object storage and EMC Isilon scale-out storage. EMC continued its industry leadership in enterprise flash storage, selling more than 17 petabytes of flash capacity in the first quarter of 2014 alone, an increase of more than 70% year over year. Growth of EMC VSPEX reference architectures continued at a rapid pace in the quarter, with year-over-year demand more than doubling. Within the Information Intelligence Group, EMC Syncplicity revenue grew well over 100% year over year. EMC’s Service Provider partner program completed its eighth consecutive quarter as the company’s fastest-growing vertical segment. Revenue from EMC’s RSA Information Security business increased 5% in the first quarter, with Security Analytics and Archer each growing over 25%.

VCE had another strong quarter as demand for Vblocks once again grew at well over 50% year over year in the first quarter, with over half of the Vblock unit sales in the quarter going to new customers.

In the first quarter, VMware (NYSE: VMW) continued to gain traction as revenues increased 16% year over year. VMware continues to help customers build out their software-defined data centers, improve the end-user computing experience, and add seamless connections to external clouds with vCHS. VMware’s hybrid cloud business, which includes the VSPP program and vCHS, more than doubled year over year in the first quarter. VMware also completed its acquisition of AirWatch in the quarter.

After its successful first full year of operations, Pivotal has laid a solid foundation for growth with revenue increasing 41% over the year-ago quarter. Pivotal is winning many flagship enterprise customers -- including a marquee customer in almost every major industry sector -- who want to build modern cloud-agnostic applications and reason over massive volumes of data. In the first quarter of 2014, Pivotal increased its focus on software and strategic services with the transfer of Data Computing Appliance and implementation services into EMC Information Infrastructure.

EMC’s consolidated first-quarter revenue from the United States remained flat year over year at $2.8 billion, representing 52% of consolidated first-quarter revenue.  Revenue from EMC’s business operations outside of the United States increased 3% year over year to $2.6 billion and represented 48% of consolidated first-quarter revenue. Within this, on a year-over-year basis, revenue from EMC’s Europe, Middle East and Africa region grew 8%.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof.  These statements supersede all prior statements made by EMC regarding 2014 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $24.575 billion for 2014.

•
Consolidated GAAP operating income is expected to range from 16.5% - 17.0% of revenues for 2014 and consolidated non-GAAP[6] operating income is expected to range from 24.0% - 24.5% of revenues for 2014.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.29 for 2014 and consolidated non-GAAP[6] earnings per weighted average diluted share are expected to be $1.90 for 2014.

•
The consolidated GAAP income tax rate is expected to be 23.0% and the consolidated non-GAAP[6] income tax rate is expected to be 23.5% for 2014. This assumes that the U.S. research and development tax credit is extended during 2014.

•	Consolidated net cash provided by operating activities is expected to be $7.2 billion for 2014 and free cash flow[3] is expected to be $5.8 billion for 2014.

•	The weighted average outstanding diluted shares are expected to be 2.06 billion for 2014.

•	EMC expects to repurchase an aggregate of $2.0 billion of the company’s common stock in 2014.

Supporting Resources

•	EMC will host its first-quarter 2014 earnings conference call today at 8:30 a.m. ET, which will be available via EMC’s web site at http://www.emc.com/ir

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/ir

•	Visit http://ir.vmware.com for more information about VMware’s first-quarter 2014 financial results

•	Visit EMC Pulse, EMC’s product and technology news blog, and EMC Reflections

•	Connect with EMC via Twitter, Facebook, YouTube, and LinkedIn

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Based on Q1 outlook including the acquisition of AirWatch by VMware in the first quarter.

2Items excluded from the non-GAAP results for the first quarters of 2014 and 2013 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition-related charges and the amortization of VMware’s capitalized software from prior periods. A benefit of the U.S. research and development (“R&D”) tax credit for the first quarter of 2014 is included in the non-GAAP results for the first quarter of 2014 as if the credit had been extended. The benefit of the R&D tax credit for 2012 is excluded in the non-GAAP results for the first quarter 2013. See attached schedules for GAAP to non-GAAP reconciliations.

3 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2014 and 2013 and for the full year 2014 business outlook.

4 EMC’s High-end Storage business includes product and maintenance revenues from EMC Symmetrix.

5 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC ViPR, EMC ScaleIO, EMC RecoverPoint, Data Computing Appliance, ASD Suites and EMC vFlash and EMC XtremIO families.

6 Items excluded from the non-GAAP business outlook for 2014 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges and acquisition related charges. The benefit of the R&D tax credit is included in the GAAP and non-GAAP business outlook for 2014. See attached schedules for GAAP to non-GAAP reconciliations.

EMC, Archer, Atmos, EMC RecoverPoint, Isilon, RSA, ScaleIO, Syncplicity, Symmetrix, Vblock, ViPR, VPLEX, VSPEX and XtremIO are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition-related charges, the amortization of VMware’s capitalized software from prior periods and the benefit of the R&D tax credit for 2012) are excluded from the non-GAAP financial measures and (b) a benefit of the R&D tax credit for the first quarter of 2014 is included in the non-GAAP financial measures for the first quarter of 2014.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2014	2013
Revenues:
Product sales	$3,008	$3,112
Services	2,471	2,275
	5,479	5,387
Cost and expenses:
Cost of product sales	1,296	1,356
Cost of services	836	733
Research and development	731	676
Selling, general and administrative	1,852	1,713
Restructuring and acquisition-related charges	119	148
Operating income	645	761

Non-operating income (expense):
Investment income	36	33
Interest expense	(34)	(21)
Other income (expense), net	(76)	(82)
Total non-operating income (expense)	(74)	(70)
Income before provision for income taxes	571	691
Income tax provision	139	76
Net income	432	615
Less: Net income attributable to the non-controlling interests in VMware, Inc.	(40)	(35)
Net income attributable to EMC Corporation	$392	$580

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.19	$0.28
Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.19	$0.26

Weighted average shares, basic	2,029	2,102
Weighted average shares, diluted	2,076	2,189

Cash dividends declared per common share	$0.10	—

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$6,291	$7,891
Short-term investments	1,964	2,773
Accounts and notes receivable, less allowance for doubtful accounts of $62 and $62	2,981	3,861
Inventories	1,421	1,334
Deferred income taxes	941	912
Other current assets	597	507
Total current assets	14,195	17,278
Long-term investments	7,006	6,924
Property, plant and equipment, net	3,568	3,478
Intangible assets, net	1,941	1,780
Goodwill	15,301	14,424
Other assets, net	2,036	1,965
Total assets	$44,047	$45,849

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,070	$1,434
Accrued expenses	2,668	2,783
Notes converted and payable	—	1,665
Income taxes payable	71	639
Deferred revenue	5,556	5,278
Total current liabilities	9,365	11,799
Income taxes payable	285	296
Deferred revenue	4,116	3,701
Deferred income taxes	428	421
Long-term debt	5,494	5,494
Other liabilities	364	352
Total liabilities	20,052	22,063

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 2,047 and 2,020 shares	20	20
Additional paid-in capital	1,363	1,406
Retained earnings	21,297	21,114
Accumulated other comprehensive loss, net	(228)	(239)
Total EMC Corporation's shareholders' equity	22,452	22,301
Non-controlling interests	1,543	1,485
Total shareholders' equity	23,995	23,786
Total liabilities and shareholders' equity	$44,047	$45,849

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2014	2013
Cash flows from operating activities:
Cash received from customers	$6,965	$6,616
Cash paid to suppliers and employees	(4,962)	(4,405)
Dividends and interest received	55	39
Interest paid	—	(1)
Income taxes paid	(720)	(536)
Net cash provided by operating activities	1,338	1,713

Cash flows from investing activities:
Additions to property, plant and equipment	(275)	(165)
Capitalized software development costs	(117)	(106)
Purchases of short- and long-term available-for-sale securities	(2,931)	(1,819)
Sales of short- and long-term available-for-sale securities	2,362	1,414
Maturities of short- and long-term available-for-sale securities	1,307	387
Business acquisitions, net of cash acquired	(1,068)	(184)
Purchases of strategic and other related investments	(22)	(35)
Joint venture funding	—	(95)
Increase in restricted cash	(76)	—
Net cash used in investing activities	(820)	(603)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	194	42
Proceeds from the issuance of VMware's common stock	88	68
EMC repurchase of EMC's common stock	(390)	(323)
EMC purchase of VMware's common stock	—	(125)
VMware repurchase of VMware's common stock	(169)	(182)
Excess tax benefits from stock-based compensation	29	33
Payment of long- and short-term obligations	(1,665)	(5)
Dividend payment	(202)	—
Net cash used in financing activities	(2,115)	(492)

Effect of exchange rate changes on cash and cash equivalents	(3)	(28)

Net increase (decrease) in cash and cash equivalents	(1,600)	590
Cash and cash equivalents at beginning of period	7,891	4,714
Cash and cash equivalents at end of period	$6,291	$5,304

Reconciliation of net income to net cash provided by operating activities:
Net income	$432	$615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	442	391
Non-cash interest expense on debt	—	12
Non-cash restructuring and other special charges	5	7
Stock-based compensation expense	239	236
Provision for (recovery of) doubtful accounts	4	(8)
Deferred income taxes, net	(47)	(62)
Excess tax benefits from stock-based compensation	(29)	(33)
Other, net	17	6
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	910	654

Inventories	(139)	(46)
Other assets	(13)	53
Accounts payable	(369)	(110)
Accrued expenses	(236)	(194)
Income taxes payable	(535)	(393)
Deferred revenue	650	582
Other liabilities	7	3
Net cash provided by operating activities	$1,338	$1,713

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	March 31,	Earnings	March 31,	Earnings
	2014	Per Share	2013	Per Share
Net Income Attributable to EMC GAAP	$392	$0.188	$580	$0.264
Stock-based compensation expense	168	0.081	156	0.072
Intangible asset amortization	62	0.030	62	0.028
Restructuring charges	84	0.041	101	0.046
Acquisition-related charges	14	0.006	3	0.001
Amortization of VMware's capitalized software from prior periods	—	—	7	0.003
R&D tax credit	8	0.004	(59)	(0.027)
Net Income Attributable to EMC Non-GAAP	$728	$0.350	$850	$0.387

Weighted average shares, diluted		2,076		2,189
Incremental VMware dilution		$2		$1

*
Net of tax and non-controlling interests in VMware, Inc., except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2014	2013
Gross Margin GAAP	$3,347	$3,298
Stock-based compensation expense	35	30
Intangible asset amortization	58	58
Amortization of VMware's capitalized software from prior periods	—	12
Gross Margin Non-GAAP	$3,440	$3,398

Revenues	$5,479	$5,387

Gross Margin Percentages:
GAAP	61.1%	61.2%
Non-GAAP	62.8%	63.1%

	Three Months Ended
	March 31,	March 31,
	2014	2013
Operating Margin GAAP	$645	$761
Stock-based compensation expense	246	234
Intangible asset amortization	94	97
Restructuring charges	114	145
Acquisition-related charges	24	3
Amortization of VMware's capitalized software from prior periods	—	12
Operating Margin Non-GAAP	$1,123	$1,252

Revenues	$5,479	$5,387

Operating Margin Percentages:
GAAP	11.8%	14.1%
Non-GAAP	20.5%	23.2%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended March 31, 2014
	Income Before	Tax Provision	Tax
	Tax	(Benefit)	Rate
EMC Consolidated GAAP	$571	$139	24.3%
Stock-based compensation expense	246	58	23.3%
Intangible asset amortization	94	28	29.4%
Restructuring charges	114	30	25.8%
Acquisition-related charges	24	7	30.5%
R&D tax credit	—	(9)	—%
EMC Consolidated Non-GAAP	$1,049	$253	24.0%

	Three Months Ended
	March 31,	March 31,
	2014	2013
Cash Flow from Operations	$1,338	$1,713
Capital expenditures	(275)	(165)
Capitalized software development costs	(117)	(106)
Free Cash Flow	$946	$1,442

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions, except per share amounts)
(unaudited)

Twelve Months Ending December 31,
2014
Operating Income as a % of Revenue - GAAP	16.5% - 17.0%

Stock-based compensation expense	4.5%
Intangible asset amortization	1.6%
Restructuring charges	0.8%
Acquisition-related charges	0.6%

Operating Income as a % of Revenue - Non-GAAP	24.0% - 24.5%

Twelve Months Ending December 31,
2014
Diluted Earnings Per Share - GAAP	$1.29

Stock-based compensation expense	0.36
Intangible asset amortization	0.13
Restructuring charges	0.08
Acquisition-related charges	0.04

Diluted Earnings Per Share - Non-GAAP	$1.90

Twelve Months Ending December 31,
2014
Tax Rate - GAAP	23.0%

Impact of stock-based compensation expense, intangible asset amortization, restructuring charges and acquisition-related charges	0.5%

Tax Rate - Non-GAAP	23.5%

Twelve Months Ending December 31,
2014
Cash Flow from Operations	$7,230

Capital expenditures	(950)
Capitalized software development costs	(480)

Free Cash Flow	$5,800

Note: Schedules may not add or recalculate due to rounding.

Supplemental Information
For the Three Months Ended March 31, 2014
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition-Related Costs	R&D Tax Credit
EMC Consolidated
Cost of revenues	$(35)	$(58)	$—	$—	$—
Research and development	(92)	(2)	—	—	—
Selling, general and administrative	(119)	(34)	—	(19)	—
Restructuring and acquisition-related charges	—	—	(114)	(5)	—
Income tax provision (benefit)	58	28	30	7	(9)
Net income attributable to VMware	(20)	(4)	—	(3)	(1)

EMC Information Infrastructure plus Pivotal
Cost of revenues	$(25)	$(34)	$—	$—	$—
Research and development	(32)	(1)	—	—	—
Selling, general and administrative	(61)	(31)	—	—	—
Restructuring and acquisition-related charges	—	—	(114)	—	—
Income tax provision (benefit)	30	21	30	—	(5)
Net income attributable to VMware	—	—	—	—	—

VMware within EMC
Cost of revenues	$(10)	$(24)	$—	$—	$—
Research and development	(60)	(1)	—	—	—
Selling, general and administrative	(58)	(3)	—	(19)	—
Restructuring and acquisition-related charges	—	—	—	(5)	—
Income tax provision (benefit)	28	7	—	7	(4)
Net income attributable to VMware	(20)	(4)	—	(3)	(1)

Supplemental Information
For the Three Months Ended March 31, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	R&D Tax Credit
EMC Consolidated
Cost of revenues	$(30)	$(58)	$—	$—	$(12)	$—
Research and development	(91)	(2)	—	—	—	—
Selling, general and administrative	(113)	(37)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(145)	(3)	—	—
Income tax provision (benefit)	59	31	35	—	4	65
Net income attributable to VMware	(19)	(4)	(9)	—	(1)	6

EMC Information Infrastructure plus Pivotal
Cost of revenues	$(20)	$(35)	$—	$—	$—	$—
Research and development	(33)	(1)	—	—	—	—
Selling, general and administrative	(65)	(35)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(85)	(2)	—	—
Income tax provision (benefit)	29	24	17	—	—	33
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenues	$(10)	$(23)	$—	$—	$(12)	$—
Research and development	(58)	(1)	—	—	—	—
Selling, general and administrative	(48)	(2)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(60)	(1)	—	—
Income tax provision (benefit)	30	7	18	—	4	32
Net income attributable to VMware	(19)	(4)	(9)	—	(1)	6

Supplemental Information
For the Three Months Ended March 31, 2014
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenues	$1,360	$(8)	$1,352
Cost of Revenues	201	1	202
Gross margin	1,159	(9)	1,150
Research and development	293	(3)	290
Selling, general and administrative	625	(8)	617
Restructuring and acquisition-related charges	—	5	5
Operating income	241	(3)	238
Non-operating income (expense)	4	2	6
Income before taxes	245	(1)	244
Income tax provision (benefit)	46	(1)	45
Net income	$199	—	199
Net income attributable to VMware		(40)	(40)
Net income attributable to EMC		$(40)	$159

Supplemental Information
For the Three Months Ended March 31, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenues	$1,191	$(25)	$1,166
Cost of revenues	182	(13)	169
Gross margin	1,009	(12)	997
Research and development	271	(21)	250
Selling, general and administrative	515	(16)	499
Restructuring and acquisition-related charges	63	(2)	61
Operating income	160	27	187
Non-operating income (expense)	4	—	4
Income before taxes	164	27	191
Income tax provision (benefit)	(9)	2	(7)
Net income	$173	25	198
Net income attributable to VMware		(35)	(35)
Net income attributable to EMC		$(10)	$163

Note: Schedule may not add due to rounding.

Segment Information
For the Three Months Ended March 31, 2014
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product sales	$2,302	$35	$104	$2,441	$11	$2,452
Services	1,378	119	140	1,637	38	1,675
Total consolidated revenues	3,680	154	244	4,078	49	4,127
Gross profit	$1,976	$99	$162	2,237	19	2,256
Gross profit percentage	53.7%	64.7%	66.2%	54.9%	38.1%	54.7%
Research and development				377	31	408
Selling, general and administrative				1,102	41	1,143
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,479	72	1,551
Operating income (expense)				$758	$(53)	$705
Operating margin percentage				18.6%	(108.5)%	17.1%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product sales	$2,452	$556	$—	$3,008
Services	1,675	796	—	2,471
Total consolidated revenues	4,127	1,352	—	5,479
Gross profit	$2,256	$1,184	$(93)	$3,347
Gross profit percentage	54.7%	87.6%	—	61.1%
Research and development	408	229	94	731
Selling, general and administrative	1,143	537	172	1,852
Restructuring and acquisition-related charges	—	—	119	119
Total costs and expenses	1,551	766	385	2,702
Operating income (expense)	705	418	(478)	645
Operating margin percentage	17.1%	31.0%	—	11.8%
Non-operating income (expense)	(80)	6	—	(74)
Income tax provision	170	83	(114)	139
Net income	455	341	(364)	432
Net income attributable to the non-controlling interests in VMware, Inc.	—	(68)	28	(40)
Net income attributable to EMC Corporation	$455	$273	$(336)	$392

Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended March 31, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product sales	$2,472	$43	$100	$2,615	$13	$2,628
Services	1,326	112	133	1,571	22	1,593
Total consolidated revenues	3,798	155	233	4,186	35	4,221
Gross profit	$2,088	$99	$152	2,339	17	2,356
Gross profit percentage	55.0%	63.6%	65.4%	55.9%	48.3%	55.8%
Research and development				366	26	392
Selling, general and administrative				1,076	37	1,113
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,442	63	1,505
Operating income (expense)				$897	$(46)	$851
Operating margin percentage				21.4%	(133.4)%	20.2%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product sales	$2,628	$484	$—	$3,112
Services	1,593	682	—	2,275
Total consolidated revenues	4,221	1,166	—	5,387
Gross profit	$2,356	$1,042	$(100)	$3,298
Gross profit percentage	55.8%	89.3%	—	61.2%
Research and development	392	191	93	676
Selling, general and administrative	1,113	450	150	1,713
Restructuring and acquisition-related charges	—	—	148	148
Total costs and expenses	1,505	641	391	2,537
Operating income (expense)	851	401	(491)	761
Operating margin percentage	20.2%	34.4%	—	14.1%
Non-operating income (expense)	(74)	4	—	(70)
Income tax provision	187	83	(194)	76
Net income	590	322	(297)	615
Net income attributable to the non-controlling interests in VMware, Inc.	—	(62)	27	(35)
Net income attributable to EMC Corporation	$590	$260	$(270)	$580

Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended June 30, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product sales	$2,577	$39	$98	$2,714	$15	$2,729
Services	1,377	113	130	1,620	27	1,647
Total consolidated revenues	3,954	152	228	4,334	42	4,376
Gross profit	$2,236	$96	$148	2,480	20	2,500
Gross profit percentage	56.5%	63.1%	65.1%	57.2%	48.0%	57.1%
Research and development				377	26	403
Selling, general and administrative				1,118	36	1,154
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,495	62	1,557
Operating income (expense)				$985	$(42)	$943
Operating margin percentage				22.7%	(99.6)%	21.6%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product sales	$2,729	$529	$—	$3,258
Services	1,647	709	—	2,356
Total consolidated revenues	4,376	1,238	—	5,614
Gross profit	$2,500	$1,109	$(100)	$3,509
Gross profit percentage	57.1%	89.6%	—	62.5%
Research and development	403	207	85	695
Selling, general and administrative	1,154	489	142	1,785
Restructuring and acquisition-related charges	—	—	7	7
Total costs and expenses	1,557	696	234	2,487
Operating income (expense)	943	413	(334)	1,022
Operating margin percentage	21.6%	33.4%	—	18.2%
Non-operating income (expense)	(77)	3	18	(56)
Income tax provision	214	93	(91)	216
Net income	652	323	(225)	750
Net income attributable to the non-controlling interests in VMware, Inc.	—	(68)	19	(49)
Net income attributable to EMC Corporation	$652	$255	$(206)	$701

Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended September 30, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product sales	$2,430	$32	$120	$2,582	$20	$2,602
Services	1,376	117	132	1,625	27	1,652
Total consolidated revenues	3,806	149	252	4,207	47	4,254
Gross profit	$2,106	$94	$170	2,370	29	2,399
Gross profit percentage	55.3%	63.3%	67.6%	56.3%	61.0%	56.4%
Research and development				356	30	386
Selling, general and administrative				1,115	42	1,157
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,471	72	1,543
Operating income (expense)				$899	$(43)	$856
Operating margin percentage				21.4%	(92.9)%	20.1%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product sales	$2,602	$563	$—	$3,165
Services	1,652	722	—	2,374
Total consolidated revenues	4,254	1,285	—	5,539
Gross profit	$2,399	$1,141	$(98)	$3,442
Gross profit percentage	56.4%	88.8%	—	62.1%
Research and development	386	208	92	686
Selling, general and administrative	1,157	493	159	1,809
Restructuring and acquisition-related charges	—	—	40	40
Total costs and expenses	1,543	701	291	2,535
Operating income (expense)	856	440	(389)	907
Operating margin percentage	20.1%	34.2%	—	16.4%
Non-operating income (expense)	(106)	7	12	(87)
Income tax provision	193	70	(82)	181
Net income	557	377	(295)	639
Net income attributable to the non-controlling interests in VMware, Inc.	—	(74)	21	(53)
Net income attributable to EMC Corporation	$557	$303	$(274)	$586

Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended December 31, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product sales	$3,260	$65	$136	$3,461	$18	$3,479
Services	1,445	124	139	1,708	37	1,745
Total consolidated revenues	4,705	189	275	5,169	55	5,224
Gross profit	$2,680	$129	$185	2,994	25	3,019
Gross profit percentage	57.0%	68.2%	67.2%	57.9%	45.7%	57.8%
Research and development				362	27	389
Selling, general and administrative				1,262	46	1,308
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,624	73	1,697
Operating income (expense)				$1,370	$(48)	$1,322
Operating margin percentage				26.5%	(86.3)%	25.3%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product sales	$3,479	$676	$—	$4,155
Services	1,745	782	—	2,527
Total consolidated revenues	5,224	1,458	—	6,682
Gross profit	$3,019	$1,297	$(92)	$4,224
Gross profit percentage	57.8%	89.1%	—	63.2%
Research and development	389	220	96	705
Selling, general and administrative	1,308	571	150	2,029
Restructuring and acquisition-related charges	—	—	29	29
Total costs and expenses	1,697	791	275	2,763
Operating income (expense)	1,322	506	(367)	1,461
Operating margin percentage	25.3%	34.7%	—	21.9%
Non-operating income (expense)	(80)	7	—	(73)
Income tax provision	316	70	(88)	298
Net income	926	443	(279)	1,090
Net income attributable to the non-controlling interests in VMware, Inc.	—	(93)	25	(68)
Net income attributable to EMC Corporation	$926	$350	$(254)	$1,022

Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014
Information Storage:
Product Revenues	$2,472	$2,577	$2,430	$3,260	$10,738	$2,302
Services Revenues	1,326	1,377	1,376	1,445	5,524	1,378
Total Information Storage Revenues	$3,798	$3,954	$3,806	$4,705	$16,262	$3,680

Information Intelligence Group:
Product Revenues	$43	$39	$32	$65	$180	$35
Services Revenues	112	113	117	124	467	119
Total Information Intelligence Group Revenues	$155	$152	$149	$189	$647	$154

RSA Information Security:
Product Revenues	$100	$98	$120	$136	$453	$104
Services Revenues	133	130	132	139	534	140
Total RSA Information Security Revenues	$233	$228	$252	$275	$987	$244

EMC Information Infrastructure:
Product Revenues	$2,615	$2,714	$2,582	$3,461	$11,371	$2,441
Services Revenues	1,571	1,620	1,625	1,708	6,525	1,637
Total EMC Information Infrastructure Revenues	$4,186	$4,334	$4,207	$5,169	$17,896	$4,078

Pivotal:
Product Revenues	$13	$15	$20	$18	$66	$11
Services Revenues	22	27	27	37	113	38
Total Pivotal Revenues	$35	$42	$47	$55	$179	$49

VMware:
Product Revenues	$484	$529	$563	$676	$2,523	$556
Services Revenues	682	709	722	782	2,894	796
Total VMware Revenues	$1,166	$1,238	$1,285	$1,458	$5,147	$1,352

Consolidated Revenues:
Product Revenues	$3,112	$3,258	$3,165	$4,155	$13,690	$3,008
Services Revenues	2,275	2,356	2,374	2,527	9,532	2,471
Total Consolidated Revenues	$5,387	$5,614	$5,539	$6,682	$23,222	$5,479

Percentage impact to EMC revenues growth rate due to changes in exchange rates from the prior year	(0.5)%	(0.7)%	(0.8)%	(0.5)%	(0.6)%	(0.4)%
Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.